                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     POWERSHARES EXCHANGE-TRADED FUND TRUST
             (Exact Name of Registrant as Specified in Its Charter)

              MASSACHUSETTS                           (SEE NEXT PAGE)
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

 855 WEST PRARIE AVENUE, WHEATON, ILLINOIS                 60187
 (Address of principal executive offices)                (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                             NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED:                          EACH CLASS IS TO BE SO REGISTERED:
--------------------                          ----------------------------------
Shares of beneficial interest,
  par value $0.01 per share                      American Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates:
333-102228; 811-21265.

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $.01 par value, of PowerShares Exchange-Traded Fund Trust (the "Trust") to be registered hereunder is set forth in the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-102228; 811-21265), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an "index fund" currently consisting of twenty-three separate investment portfolios. Each of the Trust's twenty-three investment portfolios and their respective I.R.S. Employer Identification Numbers are as follows:

PowerShares Dynamic Market Portfolio                                  01-0772019
PowerShares Dynamic OTC Portfolio                                     01-0772023
PowerShares Golden Dragon Halter USX China Portfolio                  20-1794103
PowerShares High Yield Equity Dividend Achievers(TM) Portfolio        36-7435619
PowerShares WilderHill Clean Energy Portfolio                         36-7435603
PowerShares Dynamic Large Cap Growth Portfolio                        20-6401407
PowerShares Dynamic Large Cap Value Portfolio                         20-6401441
PowerShares Dynamic Mid Cap Growth Portfolio                          20-6401456
PowerShares Dynamic Mid Cap Value Portfolio                           20-6401471
PowerShares Dynamic Small Cap Growth Portfolio                        20-6401505
PowerShares Dynamic Small Cap Value Portfolio                         20-6401536
PowerShares Dynamic Biotechnology & Genome Portfolio                  34-2044003
PowerShares Dynamic Food & Beverage Portfolio                         20-6578662
PowerShares Dynamic Leisure and Entertainment Portfolio               20-6578674
PowerShares Dynamic Media Portfolio                                   34-2044007
PowerShares Dynamic Networking Portfolio                              20-6578723
PowerShares Dynamic Pharmaceuticals Portfolio                         20-6578745
PowerShares Dynamic Semiconductors Portfolio                          20-6578768
PowerShares Dynamic Software Portfolio                                20-6578777
PowerShares Zacks Micro Cap Portfolio                                 22-3915830
PowerShares Dividend Achievers(TM) Portfolio                          30-0327727
PowerShares High Growth Rate Dividend Achievers(TM) Portfolio         22-3915831
PowerShares International Dividend Achievers(TM) Portfolio            22-3915833

ITEM 2.  EXHIBITS

1. The Trust's Amended and Restated Declaration of Trust is included as Exhibit
(a)(1) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

2. The Trust's By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

3. A form of specimen certificate of beneficial interest, $.01 par value is included as Exhibit (d)(1) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   POWERSHARES EXCHANGE-TRADED FUND TRUST

Date:  September 14, 2005          By:  /s/ H. Bruce Bond
                                        ---------------------------------
                                        H. Bruce Bond
                                        Chief Executive Officer